SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  X
                        ---
Filed by a party other than the Registrant
                                           ---
 CHECK THE APPROPRIATE BOX:
    Preliminary proxy statement               Confidential, for use of the
- ---                                       --- Commission only (as permitted by
 X  Definitive proxy statement                Rule 14a-6(e)(2))
- ---
    Definitive additional materials
- ---
    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
- ---

                                   Ansan, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
    $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
- ---  Item 22(a)(2) of Schedule 14A.

    $500 per each party to the controversy pursuant to Exchange Act
- ---  Rule 14a-6(i)(3).
    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
- ---

(1)      Title of each class of securities to which transaction applies:
         ---------------------------------------------------------------------
(2)      Aggregate number of securities to which transaction applies:
         ---------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1
         ---------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:
         ---------------------------------------------------------------------
(5)      Total fee paid
 X   Fee paid previously, with preliminary materials.
- ---
     Check box if any part of the fee is offset as provided by Exchange Act
- --- Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:
         ---------------------------------------------------------------------
(2)      Form, schedule or registration statement no.:
         ---------------------------------------------------------------------
(3)      Filing party:
         ---------------------------------------------------------------------
(4)      Date filed:
         ---------------------------------------------------------------------

- ------------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                                   ANSAN, INC.

                           400 Oyster Point Boulevard
                                    Suite 435
                      South San Francisco, California 94080

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD OCTOBER 22, 1996

To the Shareholders of
Ansan, Inc.

         Notice is hereby given that the Annual Meeting of Shareholders of Ansan, Inc. will be held on October 22, 1996 at 10:00 a.m., local time, at the offices of the Company, 400 Oyster Point Boulevard, Suite 435, South San Francisco, California 94080. The meeting is called for the following purpose:

         1.   To elect a board of eight directors;

         2. To consider and take action upon a proposal to approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to Ansan Pharmaceuticals, Inc.;

         3. To approve the appointment of Ernst & Young LLP as the independent auditors of the Company; and

         4. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

         The close of business on August 30, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. A list of the shareholders entitled to vote at the meeting may be examined at the Company's offices during the ten-day period preceding the meeting.

         All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                By Order of the Board of Directors,

                                S. Mark Moran, M.D.
                                President and Chief Executive Officer
Dated:  September 6, 1996

                                   ANSAN, INC.

                           400 Oyster Point Boulevard
                                    Suite 435
                      South San Francisco, California 94080



                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ansan, Inc. (the "Company") for the Annual Meeting of Shareholders to be held at the offices of the Company, 400 Oyster Point Boulevard, Suite 435, South San Francisco, California 94080 on October 22, 1996, at 10:00 a.m., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

         If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement and for the election of the nominees set forth under the caption "Election of Directors."

         The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's shareholders is September 6, 1996.

         Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. Any shareholder giving such a proxy has the power to revoke it at any time before it is voted. The casting of a ballot at the meeting by a shareholder who may theretofore have given a proxy or the subsequent delivery of a proxy will have the effect of revoking the initial proxy.


                                VOTING SECURITIES


         Only holders of shares of common stock, $.001 par value per share ("Common Stock"), of record at the close of business on August 30, 1996 are entitled to vote at the meeting. On the record date, the Company had outstanding and entitled to vote 2,768,798 shares of Common Stock, each entitled to one vote upon all matters to be acted upon at the meeting. A majority in interest of the outstanding Common Stock represented at the meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the Common Stock represented at the meeting is necessary to elect the nominees for election as directors, the affirmative vote of a majority of the outstanding shares of

Common Stock is necessary to amend the Company's Certificate of Incorporation and the affirmative vote of a majority of the Common Stock represented at the meeting is necessary to approve and ratify the appointment of Ernst & Young LLP, independent certified public accountants as the independent auditors of the Company. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a shareholder, present in person or by proxy, abstains on any matter, the shareholder's shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter even though the shareholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved. A "broker non- vote" refers to shares of Common Stock represented at the meeting in person or by proxy by a broker or nominee which such broker or nominee (i) has not received voting instruction on a particular matter from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on such matter.

                             PRINCIPAL SHAREHOLDERS

         The following table sets forth certain information as of August 30, 1996 regarding the ownership of Common Stock by (i) each person known by the Company to own beneficially more than 5% of each class of outstanding Common Stock, (ii) each director of the Company, (iii) the executive officer of the Company named in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group:

                                                               Percent of
                                           Shares Bene-       Shares Bene-
Name And Address Of Beneficial Owner (1)   ficially Owned     ficially Owned
- ----------------------------------------   ---------------    --------------

Titan Pharmaceuticals, Inc. (2)(3).......     1,612,654          50.6%
Dr. Louis R. Bucalo(4)(5)(6).............     1,627,706          50.8%
Dr. S. Mark Moran(4)(7)..................        74,422           2.6%
Dr. Lindsay A. Rosenwald(5)(9)(10).......     1,612,989          50.6%
Peter M. Kash(5)(9)(10)..................     1,629,361          51.1%
Richard Sperber(8)(11)...................         6,273           *
Dr. Alan R. Timms(8)(12).................         1,250           *
Dr. Ilan Cohn(8)(13).....................         1,250           *
Dr. David Naveh(14)......................           - -          --
All executive officers and directors
  as a group (eight persons).............     1,727,943          52.8%
- ------------
*        Less than 1%.

(1) Includes such individuals' or entity's escrowed shares. In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of Common Stock of the Company, subject to options (including escrowed options) held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.
(2) The address of such company is 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.
(3) Includes 400,000 shares issuable on the exercise of outstanding options.
(4) The address of such individual is c/o Ansan, Inc., 400 Oyster Point Boulevard, Suite 435, South San Francisco, California 94080.
(5) Includes 1,212,654 shares owned of record by Titan Pharmaceuticals, Inc. ("Titan") and 400,000 shares issuable on the exercise of outstanding options. Dr. Bucalo is President and Chief Executive Officer and a member of Titan's Board of Directors and Dr. Rosenwald and Mr. Kash are members of its Board of Directors. As a result, each of Drs. Rosenwald and Bucalo and Mr. Kash may be deemed to share voting or investment power with respect to such shares. Each of these individuals, however, disclaims beneficial ownership with respect to such shares.
(6)      Includes 15,052 shares issuable on the exercise of outstanding options.
(7)      Includes 62,109 shares issuable on the exercise of outstanding options.
(8)      Represents shares issuable on the exercise of outstanding options.
(9)      Includes 335 shares issuable on the exercise of outstanding options.
(10) The address of such individual is c/o Paramount Capital Ltd., 375 Park Avenue, New York, New York 10152.
(11) The address of such individual is c/o The Global Medicines Group, Inc., 515 Seabreeze Boulevard, Suite 510, Fort Lauderdale, Florida 33316.
(12)     The address of such individual is 1158 Pinewood Drive, Napa,
         California 94558.
(13) The address of such individual is c/o Reinhold Cohn and Partners, P.O. Box 4060, Tel Aviv, Israel 61046.

(14) The address of such individual is 119 Monte Avenue, Piedmont, California 94611.

                              ELECTION OF DIRECTORS

         At the meeting, eight directors will be elected by the shareholders to serve until the next Annual Meeting of Shareholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of the eight persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the Company's Management.

         The following table sets forth the names, ages and positions of the executive officers and directors of the Company.

 Name                            Age      Position


 Louis R. Bucalo, M.D.(1)        37       Chairman of the Board of Directors
 S. Mark Moran, M.D.             48       President, Chief Executive Officer
                                          and Director
 Lindsay A. Rosenwald, M.D.      41       Director
 Peter M. Kash (1)(2)            35       Director
 Richard Sperber(1)(2)           54       Director
 Alan R. Timms, Ph.D.            64       Director
 Ilan Cohn, Ph.D.                41       Director
 David Naveh, Ph.D.              44       Director
- ------------
(1)      Member of Compensation Committee.
(2)      Member of Audit Committee.



         LOUIS R. BUCALO, M.D. is a co-founder of the Company and has served as a director of the Company since its inception in November 1992. Dr. Bucalo has served as Chairman of the Board since May 1994. He served as President of the Company from November 1992 until December 1993. From July 1990 until April 1992, Dr. Bucalo was Associate Director of Clinical Research at Genentech, Inc., a biotechnology company. Dr. Bucalo also serves as President and Chief Executive Officer and a member of the Board of Directors of Titan, Chief Executive Officer of one of Titan's operating subsidiaries and is Chairman of the Board of Directors of several additional operating subsidiaries. Dr. Bucalo holds an M.D. from Stanford University and a B.A. in biochemistry from Harvard University.


         S. MARK MORAN, M.D. has served as the Company's President and Chief Executive Officer and a director since April 1995. Prior to joining the Company, Dr. Moran was employed by Glycomed, Inc., a biopharmaceutical company in Alameda, California, serving as Vice President Operations from July 1994 to April 1995, and Vice President Medical Affairs from October 1991 to June 1994. Prior to joining Glycomed, Dr. Moran was employed for more than five years by

G. D. Searle & Co. in positions of increasing responsibility. Dr. Moran holds an M.D. from Washington University School of Medicine, an M.B.A. from the Kellogg Graduate School of Management at Northwestern University and a B.S. in Mathematics from the University of Oklahoma.


         LINDSAY A. ROSENWALD, M.D. is a co-founder of the Company and has served as a director of the Company since its inception in November 1992. Dr. Rosenwald co-founded Interneuron Pharmaceuticals, Inc. and has served as its Chairman since February 1989. Dr. Rosenwald has been the Chairman and President of The Castle Group, Ltd., a New York medical venture capital firm ("Castle"), since October 1991, and the Chairman and President of Paramount Capital, Inc., an investment banking firm, since February 1992. Prior thereto, Dr. Rosenwald was a Managing Director, Corporate Finance at D.H. Blair & Co., Inc. Dr. Rosenwald also is a director of Titan, BioCryst Pharmaceutical, Inc., Sparta Pharmaceutical, Inc., Atlantic Pharmaceuticals, Inc., Xenometrix, Inc., Avigen, Inc., Neose Technologies, Inc. and VimRX Pharmaceuticals, Inc., each of which are public companies, and is Chairman of the Board or a director of a number of privately held companies founded by Castle in the biotechnology or pharmaceutical fields.


         PETER M. KASH is a co-founder of the Company and has served as a director of the Company since its inception in November 1992. Mr. Kash has served as Senior Managing Director of Paramount Capital, Inc. since August 1991. From August 1988 until August 1991, he was employed with D.H. Blair & Co., Inc. Mr. Kash serves on the Board of Directors of Titan.


         RICHARD SPERBER has been a director of the Company since May 1994. Mr. Sperber has been President and Chief Executive Officer of The Global Medicines Group Inc., a consulting firm, since 1991. In addition, Mr. Sperber provides consulting services to Titan for a fee of $5,000 per month. Mr. Sperber served as Director, Business Development and Strategic Planning and as a member of the Board of Directors of Glaxo Pharmaceuticals U.K., Ltd. from 1988 to 1991.

         ALAN R. TIMMS, PH.D. has been a director of the Company since July 1995. From July 1994 until July 1995 Dr. Timms served as President of Timms Biomedical Consultants and Senior Vice President of DHR International. Dr. Timms served as Chairman of the Board, President and Chief Executive Officer of Glycomed, Inc. from July 1988 to July 1994.

         ILAN COHN, PH.D. has been a director of the Company since October 1995. Dr. Cohn is a principal in the law firm of Reinhold Cohn and Partners in Tel Aviv, Israel.

         DAVID NAVEH, PH.D. has been a director of the Company since May 1996. Dr. Naveh has served as Director of Process Technology for Bayer Corporation since September 1992. From 1988 to September 1992, Dr. Naveh served as Director Biotechnology Operations of Centocor Inc., a biotechnology company which manufactures antibodies.

Directors serve until the next annual meeting or until their successors are elected and qualified. Officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment.

BOARD COMMITTEES AND DESIGNATED DIRECTORS

         The Board of Directors has a Compensation Committee which makes recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company and may administer the Company's stock option plans. The Board of Directors also has an Audit Committee which reviews the results and scope of the audit and other accounting related matters. The Company does not have a Nominating Committee and has established no procedures whereby nominees for directors may be recommended by shareholders.

         The Company has agreed, if requested by D.H. Blair Investment Banking Corp. ("Blair"), the underwriter of the company's initial public offering (the "IPO") which was consummated in August and September of 1995, to nominate a designee of Blair to the Company's Board of Directors for a period of five years ending August 8, 2000. Dr. Naveh has been designated as a nominee at the request of Blair.

DIRECTOR COMPENSATION

         Non-employee directors receive $1,000 for each Board and committee meeting attended and are reimbursed for their expenses in attending such meetings. Directors are not precluded from serving the Company in any other capacity and receiving compensation therefor. In addition, directors are entitled to receive options ("Director Options") pursuant to the Company's 1995 Stock Option Plan. Director Options are exercisable in four equal annual installments commencing six months from the date of grant and expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board of Directors. In August 1995, each of Mr. Sperber and Dr. Timms received Director Options to purchase 5,000 shares of Common Stock at an exercise price of $5.00 per share. Dr. Cohn received 5,000 Director Options exercisable at $4.625 per share when he joined the Board in October 1995 and Dr. Naveh received 5,000 Director Options exercisable at $4.203 per share when he joined the Board in May 1995.

         The Board of Directors met four times during 1995 and also took action by unanimous written consent. Each of the current directors of the Company, other than Dr. Rosenwald, attended at least 75% of the meetings of the Board of Directors which were held during the time such person served. The Compensation Committee and the Audit Committee did not meet during 1995.

                             EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth the compensation earned by S. Mark Moran, the Company's Chief Executive Officer, for the fiscal year ended December 31, 1995 (the "Named Officer").

                           SUMMARY COMPENSATION TABLE

                                                    Annual            Long-Term
                                                Compensation            Awards
                                                ------------            ------
Name And Present
Principal Position                    Year      Salary      Bonus      Options
- ------------------                    ----      ------      -----      -------
S. Mark Moran, President and
   Chief Executive Officer..........  1995    $138,750    $120,000      62,846


         On July 29, 1996, the Compensation Committee agreed to grant Dr. Moran a cash bonus of $27,750, payment of which will be deferred (with interest at the rate of prime plus 1%) until the achievement of certain performance objectives.

                        OPTION GRANTS IN LAST FISCAL YEAR

         The following table contains information concerning the stock option grants made to the Named Officer for the fiscal year ended December 31, 1995. No stock appreciation rights were granted to this individual during such year.

                                                     Individual Grant
                                                     ----------------
                                          Number of
                                         Securities
                                         Underlying    % of Total     Exercise
                                           Options   Options Granted  or Base
                          Expiration       Granted   to Employees in   Price
Name                         Date          (#)(1)      Fiscal Year    ($/Sh)(2)
- ----                         ----          ------      -----------    ---------

S. Mark Moran...........     4/2005          62,846       88.6%         $.58

- ------------
(1) Each of the options listed in the table is immediately exercisable. The shares purchasable thereunder are subject to repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service to the Company. Such repurchase right lapsed with respect to 5,237 shares upon completion of the IPO and will lapse with respect to 1/48th of the remaining shares at the commencement of each of the first 48 months following the IPO.

(2) The exercise price may be paid in cash, in shares of Common Stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by lending the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 1995 with respect to the Named Officer. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.


                                             Number of Securities                   Value of
                                           Underlying Unexercised           Unexercised in-the-Money
                                            Options At FY-End (#)             Options At FY-End(1)
                        Shares              ---------------------             --------------------
                        Acquired
Name                 On Exercise(#)     Exercisable(2)  Unexercisable    Exercisable     Unexercisable
- ----                 --------------     --------------  -------------    -----------     -------------
S. Mark Moran......        --              62,846            --            $136,376           --

- --------------


(1) Based on the fair market value of the Company's Common Stock at year end, $2.75 per share (as determined by the Company's Board of Directors), less the exercise price payable for such shares.


(2) On June 7, 1996, Dr. Moran exercised 12,313 of such options. Such options are immediately exercisable for all the option shares, but any shares purchased under the options will be subject to repurchase by the Company at the original exercise price per share upon the optionee's cessation of service to the Company. As of August 30, 1996, the repurchase right has lapsed as to 7,326 of the 50,533 shares currently underlying unexercised options.


EMPLOYMENT AGREEMENTS

         In April 1995, the Company entered into an employment agreement with Dr. S. Mark Moran, the President and Chief Executive Officer of the Company (the "Moran Employment Agreement"), pursuant to which the Company is obligated to pay Dr. Moran (a) an initiation fee of $120,000 and (b) an annual base salary of $185,000, subject to annual increases in accordance with Company policies, in addition to an automatic cost of living adjustment based upon the consumer price index. Dr. Moran is also entitled to receive an annual performance bonus as determined by the Board of Directors of up to 20% of his base salary. In addition, under the terms of the Moran Employment Agreement, the Company is obligated to pay Dr. Moran a bonus equal to 5% of the net proceeds paid to the Company by institutional investors and corporate partners he secures within the first two years of his employment and 3% of the net proceeds paid to the Company by such entities during the third year of his employment. Such payments are subject to a limitation of 10% of the total net proceeds received by the Company for any such investment when combined with other fees payable to third parties in connection with any such financing and certain other exceptions contained in the agreement. The Company also issued to Dr. Moran, pursuant to the Moran Employment Agreement, options to purchase an aggregate of 62,846 shares of the Company's Common Stock, at an exercise price of $.58 per share. The shares that may be acquired on the exercise of Dr. Moran's options are subject to repurchase by the Company at the original exercise price paid per share upon Dr. Moran's cessation of service to the Company. The repurchase right lapsed upon completion of the IPO with respect to 5,237 shares. The repurchase right will lapse with respect to the balance of the option shares in a series of equal monthly installments over the optionee's completion of each month of service after the date of the IPO, with each such installment equal to 1/48th of the option shares. The Moran Agreement provides that in the event Dr. Moran's employment is terminated without good cause (as defined), the Company will pay Dr. Moran severance equal to six months' base salary if the termination occurs during the first two years and 12 months' base salary for a termination thereafter, subject in the latter case to offset by other salary received by Dr. Moran.

         The Company agreed with Blair that notwithstanding the provisions of the foregoing employment agreement, the compensation of the Company's executive officers would not increase from current levels for a period of 13 months from the closing of the IPO.

         The Company has obtained "key-man" life insurance in the amount of $2,000,000 on each of the lives of Drs. Moran and Bucalo.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


         The Compensation Committee of the Company's Board is composed of Dr. Bucalo and Messrs. Sperber and Kash. Neither Mr. Sperber nor Mr. Kash was at any time during the fiscal year ended December 31, 1995 or at any other time, an officer or employee of the Company. Mr. Sperber does not serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Mr. Kash is a member of the Board of Directors of Titan. Dr. Bucalo, who serves as Chairman of the Board of Directors of the Company, is also President, Chief Executive Officer and a member of the Board of Directors of Titan.




             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons.

         Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with.


                              CERTAIN TRANSACTIONS

         Louis R. Bucalo, Chairman of the Company's Board of Directors, is also President, Chief Executive Officer and a member of the Board of Directors of Titan, the majority stockholder of the Company. Lindsay A. Rosenwald and Peter
M. Kash, directors of the Company, are also members of the Board of Directors of Titan.

         In 1992, Titan purchased 327,446 shares of Common Stock of the Company for nominal consideration. In May 1994, Titan purchased 532,651 shares of the Company's Series A Preferred Stock for $992,592 in cash and the forgiveness of a payable in the amount of $1,449,064, which shares were converted into 532,651 shares of Common Stock upon completion of the IPO. In connection with Titan's purchase of the Series A Preferred Stock of the Company, Titan was granted the right, exercisable in prescribed circumstances, to demand or to participate in certain registrations of the Company's securities under the Securities Act of 1933, as amended.

         From its inception in November 1992 until the completion of a bridge financing in May and June 1995, the Company received loans from Titan to enable it to fund its operations. At March 31, 1995, the aggregate amount of such loans outstanding was $1,551,252. Upon the closing of the IPO, Titan converted its loans into shares of the Company's Common Stock at the conversion rate of $4.40 per share. Subsequent to March 31, 1995, Titan made additional non-interest bearing working capital advances to the Company in the aggregate amount of $108,280, which amount was repaid from the proceeds of the bridge financing.

         Since the Company's inception, Titan has provided certain executive and administrative, financial, human resources, business development and regulatory services to the Company. The Company pays Titan for such services on a quarterly basis. The Company also pays for any out-of-pocket expenses incurred by Titan in providing the services to the Company. During the period from inception through December 31, 1993, the year ended December 31, 1994 and the year ended December 31, 1995, the Company incurred expenses in the aggregate of $205,000, $523,000 and $376,000, respectively, to Titan pursuant to the services arrangement. During the fiscal year ended December 31, 1995, the Company used certain facilities leased by Titan. In January 1996 the Company entered into a new facility lease with an unrelated party. Furthermore, the Company uses equipment leased by Titan and reimburses Titan on a quarterly basis for the expenses incurred by Titan with respect to such use. The Company and three other majority-owned subsidiaries of Titan have entered into a sublease and assignment of such lease with Titan. At August 30, 1996, the amount outstanding under the equipment lease was $826,716.

         In May 1994, the Company issued 16,372 shares of Common Stock to Peter
M. Kash, a director of the Company, for nominal consideration.

         In July 1994, Louis R. Bucalo, Chairman of the Board of the Company, received options to purchase 15,052 shares of Common Stock at an exercise price of $.29 per share.

         In May 1994, nine members of Titan's Board of Directors, including Lindsay A. Rosenwald and Peter M. Kash, directors of the Company, each received options under the Company's 1993 Stock Option Plan to purchase 335 shares of Common Stock at an exercise price of $.29 per share.

         In April 1995, the Company entered into an employment agreement with S. Mark Moran. In connection therewith, the Company granted Dr. Moran options to purchase 62,846 shares of Common Stock at an exercise price of $.58 per share.

         The shares underlying the foregoing option grants are subject to repurchase by the Company under certain circumstances.

         On August 8, 1995, the Company granted Titan a one-year option to purchase up to 400,000 shares of Common Stock. The exercise price of the option is currently $6.00 per share payable by the delivery of at least $10,000 in cash and 10% promissory note evidencing the balance. Such note will be payable on the earlier of 60 days or Titan's receipt of more than $5,000,000 of gross proceeds from an offering of its securities. In July 1996, the Company extended the option through September 8, 1996 in order to allow the Company and Titan an opportunity to renegotiate the terms of such option as well as other possible financing transactions.

         The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company has adopted a policy that all future transactions, including loans, between the Company and its officers, directors, principal stockholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                           AMENDMENT OF THE COMPANY'S
                          CERTIFICATE OF INCORPORATION
                        TO CHANGE THE NAME OF THE COMPANY

         At a meeting held on May 10, 1996, the Board of Directors unanimously approved an amendment to the Company's Certificate of Incorporation which would change the name of the Company to Ansan Pharmaceuticals, Inc. The text of the proposed amendment to the Certificate of Incorporation is set forth in Exhibit A to this Proxy Statement.

         The Board of Directors has determined to change the name of the Company in order to give the public, financial community and pharmaceutical industry a clearer understanding of the nature of the Company's business. If the amendment is adopted, shareholders will not be required to exchange outstanding stock certificates for new certificates.

         The Board of Directors recommends that the shareholders vote FOR adoption of the amendment to the Company's Certificate of Incorporation.



                       APPOINTMENT OF INDEPENDENT AUDITORS

         The Management of the Company recommends the appointment of Ernst & Young LLP, independent certified public accountants, as the Company's independent auditors. Ernst & Young LLP has been the Company's auditors for the past three fiscal years and has no direct or indirect financial interest in the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.


                                     GENERAL

         The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

         The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to shareholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies.


         The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-KSB for the year ended December 31, 1995 (as filed with the SEC) including the financial statements thereto. All such requests should be directed to Ansan, Inc., 400 Oyster Point Boulevard, Suite 435, South San Francisco, California 94080, Attention:
Secretary.



                              SHAREHOLDER PROPOSALS

         The Annual Meeting of Shareholders for the fiscal year ending December 31, 1996 is expected to be held in June 1997. All proposals intended to be presented at the Company's next Annual Meeting of Shareholders must be received at the Company's executive office no later than May 8, 1997, for inclusion in the Proxy Statement and form of proxy related to that meeting.

                                       By Order of the Board of Directors,

                                       S. Mark Moran, M.D.,
                                       President and Chief Executive Officer

Dated:  September 6, 1996

                                    EXHIBIT A


                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   ANSAN, INC.


                  ANSAN, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "GCL"), DOES HEREBY CERTIFY as follows:

                  FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting ARTICLE FIRST of the Certificate of Incorporation in its present form and substituting therefor a new ARTICLE FIRST in the following form:

           FIRST: The name of the corporation (hereinafter called the "Corporation") is Ansan Pharmaceuticals, Inc.

                  SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the GCL (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at the annual meeting of shareholders called and held upon notice in accordance with Section 222 of the GCL.


                                      * * *

                  IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by S. Mark Moran, M.D., its President, and attested by James M. Ahlers, its Secretary, this ____ day of October, 1996.


                                       ANSAN, INC.



                                       By:_________________________________
                                                      S. Mark Moran, M.D.
                                                      President




[CORPORATE SEAL]

ATTEST:



- -----------------------------------
          James M. Ahlers
          Secretary



                                       A-1